                                                                               .
                                                                               .
                                                                               .
                                                                     EXHIBIT 8.1

                                                      BASS, BERRY & SIMS PLC
                                             A PROFESSIONAL LIMITED LIABILITY COMPANY
                                                         ATTORNEYS AT LAW
           KNOXVILLE OFFICE                                                                             DOWNTOWN OFFICE:
   900 SOUTH GAY STREET, SUITE 1700                         REPLY TO:                                    AMSOUTH CENTER
         KNOXVILLE, TN 37902                              AMSOUTH CENTER                        315 DEADERICK STREET, SUITE 2700
            (865) 521-6200                       315 DEADERICK STREET, SUITE 2700                   NASHVILLE, TN 37238-3001
                                                     NASHVILLE, TN 37238-3001                            (615) 742-6200
            MEMPHIS OFFICE                                (615) 742-6200
      THE TOWER AT PEABODY PLACE                                                                       MUSIC ROW OFFICE:
     100 PEABODY PLACE, SUITE 950                       www.bassberry.com                             29 MUSIC SQUARE EAST
        MEMPHIS, TN 38103-2625                                                                      NASHVILLE, TN 37203-4322
            (901) 543-5900                                                                               (615) 255-6161





                                 April 26, 2005

Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, TN 37215

         Re: Offer for All Outstanding 6.25% Senior Notes Due 2013 of Corrections Corporation of America in Exchange for 6.25% Senior Notes Due 2013 of Corrections Corporation of America - Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to Corrections Corporation of America, a Maryland corporation (the "Company"), and the Guarantors (as defined below) in connection with the public offering of up to $375,000,000 aggregate principal amount of 6.25% Senior Notes Due 2013 (the "New Notes") of the Company that are to be guaranteed on an unsecured senior basis (the "Guarantees") by the subsidiaries of the Company listed on Schedule I attached hereto (the subsidiary guarantors set forth on Schedule I attached hereto being collectively referred to herein as the "Guarantors"). The New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount and denomination of the Company's issued and outstanding 6.25% Senior Notes Due 2013 (the "Old Notes"), as contemplated by the Registration Rights Agreement dated as of March 23, 2005 (the "Registration Rights Agreement"), by and among the Company, the Guarantors and the Initial Purchasers (as defined therein). The Old Notes were issued, and the New Notes will be issued, under that certain Indenture (the "Indenture") dated as of March 23, 2005 among the Company, the Guarantors and U.S. Bank National Association as Trustee (the "Trustee").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 of the Company relating to the Exchange Offer, as filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; (v) the form of the New Notes; and (vi) executed copies of the Guarantees. We also have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth.

         Based on the foregoing, the statements in the Registration Statement set forth under the caption "Federal Income Tax Considerations," constitute our opinion of the material U.S.

Corrections Corporation of America
April 26, 2005
Page 2





federal income tax considerations applicable to the offering of the New Notes. In arriving at the opinion expressed above, we have assumed that the New Notes will be duly executed and delivered in substantially the forms set forth in the Indenture and will be issued as described in the Registration Statement.

         You should be aware that the above opinions are based on our interpretations of current law, including court authority and existing final and temporary U.S. Treasury regulations, which law is subject to change both prospectively and retroactively. Our opinions are not binding on the Internal Revenue Service or a court and there can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinions if litigated. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances or law after the date hereof. In the event any one of the statements, representations or assumptions we have relied upon to issue this opinion is incorrect, our opinion may be adversely affected.

         This opinion is rendered solely in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to all references to Bass, Berry & Sims PLC (including discussions of our opinion) included in or made part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission. This opinion may not be relied upon for any other purpose.

         No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Notes under the laws of any other country or any state or locality.


                                             Very truly yours,



                                             /s/ Bass, Berry & Sims PLC

                                   SCHEDULE I

                               LIST OF GUARANTORS

                                                        STATE OR OTHER JURISDICTION OF
                                                      INCORPORATION OR ORGANIZATION AND
                      NAME OF GUARANTOR                      FORM OF ORGANIZATION
--------------------------------------------------    ---------------------------------
CCA of Tennessee, LLC                                             Tennessee
Prison Realty Management, Inc.                                    Tennessee
Technical and Business Institute of America, Inc.                 Tennessee
TransCor America, LLC                                             Tennessee
CCA International, Inc.                                            Delaware
CCA Properties of America, LLC                                    Tennessee
CCA Properties of Arizona, LLC                                    Tennessee
CCA Properties of Tennessee, LLC                                  Tennessee
CCA Properties of Texas, L.P.                                      Delaware
CCA Western Properties, Inc.                                       Delaware